Exhibit 10.1

VS MEDIA HOLDINGS LIMITED

EXECUTIVE CHAIRMAN OF THE BOARD APPOINTMENT AGREEMENT

PO Box 173, Road Town, Tortola, British Virgin Islands

Ref No.: [VSME-CHAIRMAN-202605-001]

[06] [09] [2026]

VS Media Holdings Limited

3 International Business Park

Singapore 609927

Dear Ms. CHEN,

Re: Appointment as Chairman of the Board

VS MEDIA Holdings Limited, a company incorporated in the British Virgin Islands and listed on The Nasdaq Stock Market LLC (Nasdaq ticker: VSME) (the “Company”), is pleased to confirm your appointment as Chairman of the Board of Directors of the Company (the “Board”), effective from July 13 2026, subject to the terms and conditions set out in this appointment agreement (this “Agreement”).

Chairman / Committee Positions, if applicable:

☐	Chairman of the Board

☐	Independent Chairman of the Board (only if the Board affirmatively determines independence)

☐	Non-Executive Chairman of the Board

☒	Executive Chairman of the Board

☐	Audit Committee Member

☐	Audit Committee Chair

☐	Compensation Committee Member

☐	Compensation Committee Chair

☐	Nominating and Corporate Governance Committee Member

☐	Nominating and Corporate Governance Committee Chair

☐	Other: _______________________________________

This appointment is subject to the approval of the Board, the Company’s memorandum and articles of association, applicable laws, rules, regulations, SEC requirements, Nasdaq listing rules, and the Company’s corporate governance policies.

The Board believes that your professional experience, leadership, industry knowledge and judgment will be valuable to the Company and its shareholders as a whole.

1.	Appointment and Duties

1.1	You are appointed as Executive Chairman of the Board of the Company..

1.2	Your appointment is as Executive Chairman of the Board. Your role includes both your duties as Chairman of the Board and the executive responsibilities assigned to you by the Board from time to time. You shall not be deemed the Chief Executive Officer of the Company unless separately appointed as such by the Board.

1.3	Your duties as Executive Chairman shall include, without limitation:

-	chairing meetings of the Board and, where applicable, shareholder meetings in accordance with the Company’s memorandum and articles of association;

-	working with the Chief Executive Officer, Chief Financial Officer, Company Secretary, outside counsel and relevant committee chairs to plan Board agendas and meeting calendars;

-	providing executive leadership, strategic guidance and business oversight to the Company, subject to the authority and oversight of the Board;

-	supporting and overseeing strategic initiatives, capital markets matters, investor relations, financing activities, major transactions, key partnerships, international expansion, corporate development and other matters assigned by the Board;

-	coordinating with management on the execution of Board-approved strategies, budgets, financing plans, investor communications and corporate development initiatives;

-	serving as a point of coordination between the Board and management;

-	representing the Company or the Board in communications with shareholders, investors, advisers, regulators, business partners or other stakeholders, but only within the scope of authority approved by the Board or the Company’s authorized officers;

-	supporting Board oversight of risk management, internal controls, financial reporting, corporate governance and compliance; and

-	performing such other duties as may reasonably be assigned by the Board, consistent with applicable law, SEC rules, Nasdaq listing rules, the Company’s memorandum and articles of association and Company policies.

1.4	If a committee position is specified above, you are also appointed to serve in such committee position, subject to applicable law, SEC rules, Nasdaq listing rules, the relevant committee charter, the Company’s memorandum and articles of association, and Company policies.

1.5	You shall act in good faith, with due care, skill and diligence, and in the best interests of the Company and its shareholders as a whole. You shall exercise independent judgment and shall not act in the personal interest of any shareholder, controlling shareholder, ultimate beneficial owner or other person.

2.	Company-Related Parties

2.1	For the purposes of this Agreement, “Company-Related Parties” means the Company, its subsidiaries, affiliates, directors, officers, employees, shareholders, controlling shareholders, ultimate beneficial owners, representatives, advisers and agents.

2.2	For the avoidance of doubt, nothing in this Agreement shall require you to act in the personal interest of any shareholder, controlling shareholder or ultimate beneficial owner, or limit your fiduciary duties, independent judgment or legal obligations as a director of the Company under applicable law, SEC rules, Nasdaq listing rules or the Company’s memorandum and articles of association.

3.	Eligibility, Independence and Information Undertakings

3.1	You confirm that, to the best of your knowledge after reasonable inquiry, you are eligible to serve as a director and chairman of the Company under applicable law, SEC rules, Nasdaq listing rules, and the Company’s corporate governance policies.

3.2	You acknowledge that, as Executive Chairman, you are not being appointed as an independent director or independent chairman unless the Board separately and affirmatively determines your independence in accordance with applicable Nasdaq listing rules, SEC rules, the Company’s corporate governance policies and all relevant facts and circumstances.

3.3	You shall not serve on the Audit Committee unless the Board separately determines that you satisfy all applicable independence, financial literacy and eligibility requirements under SEC rules, Nasdaq listing rules, the Audit Committee charter and other applicable laws and regulations.

3.4	You agree to promptly notify the Company of any matter, relationship, interest, transaction, position or change in circumstances that may affect your independence, eligibility, qualification, reputation, ability to serve as Chairman or director, or ability to serve in any committee position specified above.

3.5	You shall provide such information, confirmations, questionnaires, certifications and consents as the Company may reasonably request for regulatory, disclosure, listing, audit, governance, insurance, background-check, sanctions-screening or compliance purposes.

4.	Compliance with Laws and Company Policies

4.1	In connection with your appointment and service as Executive Chairman, you agree to comply with:

-	applicable laws of the British Virgin Islands;

-	applicable U.S. federal securities laws;

-	SEC rules and regulations;

-	Nasdaq listing rules;

-	the Company’s memorandum and articles of association;

-	the Company’s corporate governance policies;

-	the Company’s code of conduct;

-	the Company’s insider trading policy; and

-	the Company’s related-party transaction policy, disclosure controls and procedures, anti-bribery and anti-corruption policies, sanctions compliance policies and any other applicable internal policies adopted by the Company from time to time.

4.2	You agree to cooperate with the Company in connection with any filings, disclosures, confirmations, regulatory inquiries, beneficial ownership reporting, Section 16 reporting if applicable, insider trading compliance, director questionnaires or other compliance matters relating to your appointment, service, securities ownership or transactions involving the Company’s securities, provided that such cooperation shall not limit your independent judgment or any rights or obligations you may have under applicable law.

5.	Term, Renewal, Resignation and Termination

5.1	Your appointment shall commence on 2026 and shall continue for an initial term of one (1) year, unless earlier terminated by your resignation, removal, disqualification, death, incapacity or other cessation of office in accordance with this Agreement, the Company’s memorandum and articles of association, applicable laws, SEC rules, Nasdaq listing rules, or any valid resolution of the Board or shareholders of the Company, as applicable.

5.2	Upon the expiration of the initial one-year term, this appointment may be renewed or extended by the Board. If no successor has been duly appointed or elected and qualified upon the expiration of the initial term, you may continue to serve as Chairman until your successor is duly appointed or elected and qualified, or until your earlier resignation, removal, disqualification, death, incapacity or other cessation of office.

5.3	For the avoidance of doubt, your service in any committee position specified above shall be subject to your continued service as a member of the Board, your continued satisfaction of the applicable independence and eligibility requirements, the relevant committee charter, applicable law, SEC rules, Nasdaq listing rules and any valid decision of the Board.

5.4	You may resign from your position as Chairman, director or from any committee position at any time by giving written notice to the Company. Such resignation shall take effect on the date specified in your resignation notice, or, if no date is specified, on the date the notice is received by the Company, subject to applicable law and the Company’s memorandum and articles of association.

5.5	Either the Company or you may terminate this Agreement at any time, with or without cause, by giving the other party not less than seven (7) days’ prior written notice. Notwithstanding the foregoing, nothing in this Agreement shall prevent the shareholders of the Company, or the Board if permitted by the Company’s memorandum and articles of association and applicable law, from removing you as a director, Chairman or from any committee position, or causing your office to cease with immediate effect at any time, with or without cause.

5.6	Without limiting the foregoing, your appointment may cease with immediate effect if:

-	you cease to satisfy any applicable independence, qualification or eligibility requirements;

-	your continued service would result in, or is reasonably likely to result in, non-compliance with any applicable law, regulation, SEC rule, Nasdaq listing rule or corporate governance requirement;

-	you commit a material breach of this Agreement, the Company’s policies, your fiduciary duties, confidentiality obligations or insider trading obligations;

-	you make any unauthorized public statement or unauthorized disclosure concerning the Company or any Company-Related Party, except where such statement or disclosure is permitted or required by applicable law or made in connection with communications with governmental or regulatory authorities;

-	you act or purport to act on behalf of the Company or any Company-Related Party without proper authorization;

-	you are involved in misconduct, fraud, dishonesty, gross negligence, willful misconduct or any matter that may materially harm the reputation, business, interests or regulatory standing of the Company;

-	you become disqualified from acting as a director under applicable law or the Company’s memorandum and articles of association;

-	you are unable to perform your duties due to incapacity, regulatory restriction or other legal impediment; or

-	your resignation, removal or cessation of office is required or permitted under applicable law, the Company’s memorandum and articles of association, or any valid decision of the Board or shareholders.

5.7	Upon termination, resignation, removal or cessation of office, the Company shall pay you any unpaid chairman or compensation and approved reimbursable expenses accrued up to the effective date of termination, resignation, removal or cessation, subject to applicable law and the Company’s policies.

5.8	For the avoidance of doubt, termination of this Agreement shall not, by itself, limit or override any resignation, removal or cessation procedure required under the Company’s memorandum and articles of association or applicable law.

5.9	For the avoidance of doubt, no severance, bonus continuation, benefit continuation, equity acceleration or other termination payment shall be payable upon any termination, resignation, removal or cessation of office unless expressly approved in writing by the Board or the Compensation Committee or set out in a separate written agreement.

6.	Executive Chairman Compensation and Expenses

6.1	In consideration of your service as Executive Chairman, the Company shall initially pay you annual base compensation of US$300,000, payable in accordance with the Company’s normal payroll or payment practices and subject to applicable tax withholding, unless otherwise determined by the Board or the Compensation Committee.

6.2	The compensation set forth in Section 6.1 represents the initial agreed compensation for your service as Executive Chairman. The Board or the Compensation Committee may review, increase, reduce, supplement or otherwise adjust such compensation from time to time in accordance with applicable law, SEC rules, Nasdaq listing rules, the Company’s memorandum and articles of association and Company policies.

6.3	In addition to the compensation set forth in Section 6.1, you may be eligible to receive additional compensation, annual or discretionary bonus, special project compensation, equity awards, equity-linked awards or other incentives, as may be separately reviewed and approved by the Board or the Compensation Committee. Any transaction-related, success-based or similar compensation, if any, must be separately reviewed and approved by the Board or the Compensation Committee after consultation with the Company’s legal counsel and shall be documented in a separate written agreement or approval.

6.4	No bonus, incentive, special project compensation, equity award or other additional compensation shall be deemed earned, granted or payable unless and until approved in writing by the Board or the Compensation Committee.

6.5	The Company may reimburse you for reasonable and properly documented expenses incurred in connection with your duties, subject to the Company’s policies and prior approval where required.

6.6	This Agreement does not itself constitute an agreement by the Company to issue, transfer, grant or otherwise provide any securities or equity awards to you. Any securities, equity awards or similar arrangements, if any, must be approved separately by the Board or the Compensation Committee and documented in a separate written agreement, award document, Board resolution, Compensation Committee resolution or other written approval.

7.	Confidentiality

7.1	During and after your service as Executive Chairman, you shall keep strictly confidential all non-public, proprietary, financial, business, technical, operational, strategic, commercial, personal, ownership, control, shareholder, financing, restructuring, transaction and other confidential information relating to the Company and the Company-Related Parties.

7.2	Such confidential information includes, without limitation, information relating to the Company’s business, financial condition, operations, customers, suppliers, contracts, strategies, board discussions, committee discussions, internal records, shareholder structure, controlling shareholder arrangements, ultimate beneficial ownership, financing plans, capital market transactions, related-party matters, regulatory matters and any non-public information concerning any Company-Related Party.

7.3	You shall not disclose, publish, communicate, use or permit the use of any confidential information except:

-	as required for the proper performance of your duties as Executive Chairman or director of the Company;

-	as authorized in writing by the Board;

-	as required by applicable law, regulation, court order, legal process or regulatory authority; or

-	as otherwise permitted under this Agreement.

7.4	Upon termination, resignation, removal or cessation of your appointment, you shall promptly return or destroy all Company materials and confidential information in your possession or control, if requested by the Company, subject to applicable legal or regulatory retention requirements.

7.5	Nothing in this Agreement shall prohibit or restrict you from communicating directly with, providing information to, or cooperating with the SEC, Nasdaq, any court or any governmental or regulatory authority regarding any possible violation of law or regulation, without prior notice to or approval from the Company.

7.6	Nothing in this Agreement is intended to waive or limit any applicable attorney-client privilege or attorney work-product protection, except to the extent such disclosure is permitted by applicable law.

8.	Access to Information and Use of Materials

8.1	The Company shall provide you with such information as is reasonably necessary for you to perform your duties as Chairman and director.

8.2	You agree that all documents, records, board materials, committee materials, financial information, legal advice, audit materials, business plans, shareholder information and other materials provided to you are provided solely for the purpose of enabling you to perform your duties as Executive Chairman or director of the Company.

8.3	You shall not transfer, disclose, forward, store on unauthorized devices, or use any such materials for any personal purpose or for the benefit of any third party, except as reasonably necessary for the proper performance of your duties or as required by applicable law.

8.4	The Company may establish reasonable procedures for the delivery, storage, access, review and return of Board and committee materials, provided that such procedures shall not unreasonably interfere with your ability to discharge your duties as a director.

9.	Limited Authority and External Communications

9.1	As Executive Chairman, you may exercise such executive authority as is expressly delegated to you by the Board, a duly authorized committee of the Board, or the Company’s authorized officers, subject to applicable law, the Company’s memorandum and articles of association, Board resolutions, approval matrices, signing authority policies, disclosure controls and Company policies.

9.2	Except within the scope of authority expressly delegated to you, you shall not:

-	enter into any agreement, commitment or arrangement on behalf of the Company or any Company-Related Party;

-	make any public statement, announcement, press release or media communication on behalf of the Company or any Company-Related Party;

-	communicate with investors, shareholders, analysts, journalists, business partners, customers, suppliers or other third parties on behalf of the Company or any Company-Related Party;

-	represent that you have authority to speak for or bind the Company beyond the authority delegated to you; or

-	disclose, discuss or comment on any non-public matter concerning the Company, the Board, management, shareholders, controlling shareholders, ultimate beneficial owners or any Company-Related Party.

9.3	All investor relations, public relations, media, analyst, shareholder and capital markets communications concerning the Company shall be handled only by the Company’s authorized officers, investor relations representatives or other persons expressly authorized by the Company, unless otherwise required or permitted by applicable law.

9.4	Nothing in this section shall restrict you from properly performing your duties as Executive Chairman or director, participating in Board or committee meetings, communicating with the Company’s advisers in connection with your duties, or communicating with governmental or regulatory authorities where permitted or required by applicable law.

10.	Limited Non-Disparagement

10.1	During and after your service as Executive Chairman, you shall not knowingly make or publish any false, misleading or malicious statement, whether oral or written, concerning the Company or any Company-Related Party.

10.2	This section shall not prohibit you from making truthful statements in the proper performance of your duties as Executive Chairman or director, in Board or committee meetings, in legal proceedings, in response to legal process, or in communications with governmental or regulatory authorities as permitted or required by applicable law.

11.	Conflicts of Interest and Related-Party Matters

11.1	You agree to promptly disclose to the Board any actual, potential or perceived conflict of interest that may arise during your service as Chairman or director.

11.2	You shall not use your position as Chairman or director, or any information obtained through your service to the Company, for personal gain or for the benefit of any third party.

11.3	You shall not knowingly take any action that would create a conflict between your duties to the Company and your personal interests or the interests of any other person.

11.4	You acknowledge that matters involving shareholders, controlling shareholders, ultimate beneficial owners or related parties may be subject to review, approval, disclosure or other procedures under applicable law, SEC rules, Nasdaq listing rules, the Company’s policies and the Company’s memorandum and articles of association.

11.5	You agree to cooperate with the Company in following such procedures and shall not make any unauthorized disclosure or public statement regarding such matters, except where such disclosure or statement is permitted or required by applicable law or made in connection with communications with governmental or regulatory authorities.

12.	Insider Trading

12.1	You acknowledge that you may have access to material non-public information regarding the Company.

12.2	You agree to comply with all applicable insider trading laws, securities laws, SEC rules, Nasdaq rules and the Company’s insider trading policy in connection with any transactions involving the Company’s securities.

12.3	You shall not trade in the Company’s securities, recommend that any other person trade in the Company’s securities, tip any other person, or disclose material non-public information to any other person, except as permitted by applicable law and Company policy.

12.4	You agree to cooperate with the Company in connection with any applicable director, officer, insider, beneficial ownership or securities transaction reporting obligations, including any filings or confirmations required under U.S. federal securities laws, SEC rules, Nasdaq listing rules or the Company’s policies.

13.	Securities Ownership and Disclosure

13.1	You shall promptly disclose to the Company all Company securities and related interests directly or indirectly owned, controlled or beneficially owned by you, including any ordinary shares of any class, options, warrants, convertible securities, voting arrangements, proxy arrangements, nominee arrangements or other economic or voting interests.

13.2	You shall comply with the Company’s memorandum and articles of association, applicable law, SEC rules, Nasdaq listing rules, the Company’s insider trading policy, related-party transaction policy and any disclosure or approval procedures required by the Company in connection with any acquisition, disposition, transfer, pledge, conversion or other change in such interests.

13.3	Nothing in this Agreement shall constitute an agreement by the Company to issue, transfer, grant or otherwise provide any securities to you. Any such issuance, transfer, grant, award or other arrangement, if any, must be separately reviewed, approved and documented in accordance with applicable law, SEC rules, Nasdaq listing rules, the Company’s memorandum and articles of association and Company policies.

13.4	Your ownership or control of any Company securities shall not limit or modify your fiduciary duties, duty of loyalty, duty of care, obligation to act in good faith, conflict disclosure obligations or obligation to exercise independent judgment as Chairman or director of the Company.

14.	No Undisclosed Arrangements

14.1	You confirm that, except as disclosed to the Company in writing, there are no arrangements or understandings between you and any other person pursuant to which you have been appointed as Chairman or director of the Company.

14.2	You further confirm that, except as disclosed to the Company in writing, there are no relationships, transactions, securities interests, voting arrangements or other matters involving you that would be required to be disclosed by the Company under applicable SEC rules, Nasdaq listing rules or other applicable laws and regulations.

15.	Nature of Appointment

15.1	Your appointment as Executive Chairman includes your role as Chairman of the Board and your executive service to the Company. The specific scope of your executive authority, reporting line, employing or contracting entity, payroll arrangements, tax withholding, benefits and other employment or service-related matters shall be determined by the Board or the Compensation Committee and documented by the Company from time to time.

15.2	You shall serve as an executive officer, employee, consultant or other service provider of the Company or its applicable subsidiary or affiliate only to the extent expressly determined, approved and documented by the Board, the Compensation Committee and applicable law. Unless otherwise determined by the Board, your appointment as Executive Chairman shall not constitute your appointment as Chief Executive Officer, Chief Financial Officer or any other specific officer position of the Company.

15.3	Your authority to bind the Company, enter into agreements, make commitments, approve expenditures, communicate with investors or other third parties, or otherwise act on behalf of the Company shall be limited to the authority expressly delegated to you by the Board, a duly authorized committee of the Board, or the Company’s applicable approval matrix, signing authority policy, disclosure controls and other Company policies.

15.4	Nothing in this Agreement shall create any partnership, joint venture or similar relationship between you and the Company.

16.	Directors’ and Officers’ Insurance and Indemnification

16.1	The Company shall, to the extent maintained for its directors and executive officers generally and subject to applicable law, SEC rules, Nasdaq listing rules, the Company’s memorandum and articles of association, and Company policies, maintain directors’ and officers’ liability insurance covering you on terms no less favorable than those applicable to other directors and executive officers of the Company.

16.2	The Company shall provide indemnification and advancement of expenses to you to the maximum extent permitted by applicable law and the Company’s memorandum and articles of association, on terms no less favorable than those applicable to other directors of the Company, except in cases involving fraud, willful misconduct, bad faith, knowing violation of law or any matter for which indemnification is prohibited by applicable law.

16.3	Nothing in this Agreement shall limit any indemnification or insurance rights you may have under the Company’s memorandum and articles of association, any separate indemnification agreement, any D&O insurance policy or applicable law.

17.	Remedies for Breach

17.1	You acknowledge that any material breach of your confidentiality, insider trading, conflicts of interest, securities disclosure, unauthorized communication or unauthorized authority obligations may cause irreparable harm to the Company.

17.2	The Company shall be entitled to seek injunctive relief, specific performance and any other remedies available under applicable law in the event of any actual or threatened material breach of this Agreement.

17.3	Nothing in this section shall apply to or restrict any communication, disclosure or cooperation permitted under Sections 7, 9, 10, 11 or 18 of this Agreement.

18.	Regulatory and Fiduciary Duties Carve-Out

18.1	For the avoidance of doubt, nothing in this Agreement shall be construed to require you to act in the personal interest of any shareholder, controlling shareholder or ultimate beneficial owner, or to limit your fiduciary duties, independent judgment, rights or obligations under applicable law, SEC rules, Nasdaq listing rules or the Company’s memorandum and articles of association.

18.2	Nothing in this Agreement shall prohibit or restrict you from communicating directly with, providing information to, or cooperating with the SEC, Nasdaq, any court or any governmental or regulatory authority regarding any possible violation of law or regulation, without prior notice to or approval from the Company.

18.3	Nothing in this Agreement shall prohibit you from making truthful statements or disclosures that are required or protected by applicable law, regulation, court order, legal process or regulatory authority.

19.	No Assignment

19.1	You may not assign, transfer or delegate any of your rights, duties or obligations under this Agreement without the prior written consent of the Company.

19.2	The Company may assign this Agreement to a successor in connection with a merger, consolidation, redomiciliation, restructuring, sale of substantially all assets or other corporate reorganization, provided that such assignment does not limit your rights under applicable law or the Company’s memorandum and articles of association.

20.	Governing Law

20.1	This Agreement shall be governed by and construed in accordance with the laws of the British Virgin Islands, except to the extent that any applicable U.S. federal securities laws, SEC rules, Nasdaq listing rules or other mandatory laws or regulations apply to the Company, the Board or your service as Chairman or director.

20.2	Nothing in this Agreement shall limit the application of any mandatory legal, regulatory, exchange or fiduciary duty requirements applicable to the Company or its directors.

21.	Entire Agreement

21.1	This Agreement constitutes the entire agreement between you and the Company with respect to your appointment as Executive Chairman and director and supersedes all prior discussions, understandings or arrangements relating to such appointment.

21.2	Any amendment or modification to this Agreement shall be made in writing and signed by both parties, subject always to the Company’s memorandum and articles of association, applicable laws, SEC rules and Nasdaq listing rules.

22.	Please confirm your acceptance of this appointment and the terms set out in this Agreement by signing and returning a copy of this Agreement.

Yours faithfully,

For and on behalf of

VS MEDIA Holdings Limited

Signature:	/s/ Eng Yong Julius Toh

Name:	Eng Yong Julius Toh

Title:	Chief Executive Officer

Date:	6/9/2026

ACCEPTANCE OF APPOINTMENT

I, CHEN SHULAN, hereby accept my appointment as Chairman of the Board of VS MEDIA Holdings Limited and, if applicable, my appointment to the committee position specified above, and agree to the terms and conditions set out in this Agreement.

I confirm that, to the best of my knowledge, I satisfy the applicable eligibility requirements for service as Chairman and director and, if applicable, any independence and eligibility requirements for service in the committee position specified above.

I further agree to promptly notify the Company of any change in circumstances that may affect my independence, eligibility, qualification, reputation or ability to serve as Chairman, director or in any committee position specified above.

Signature:	/s/ Chen ShuLan

Name:	Chen ShuLan

Date:	6/9/2026

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